SCHEDULE 14A INFORMATION

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Safeway Inc.

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Notes:

The following is a slide presentation made on April 16, 2004 to Institutional Shareholder Services by Safeway Inc. (“Safeway” or the “Company”). In the slide presentation, representatives of Safeway use the following financial measure that is not a measure of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measure):

•	“free cash flow”, which is calculated as net cash flow from operating activities less net cash flow used by investing activities, excluding cash paid for acquisitions.

A reconciliation of “free cash flow” to GAAP cash flow for fiscal years 1998 through 2003 is provided in the slide presentation.

Free cash flow is a useful indicator of Safeway’s ability to service debt and fund share repurchases that management believes will enhance stockholder value. A portion of the free cash flow that the Company generated in 2003 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures. Free cash flow should not be considered as an alternative to net cash from operating activities or other increases and decreases in cash as shown on Safeway’s Consolidated Statement of Cash Flows for the periods indicated. This measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of GAAP financial measures.

Other companies may calculate free cash flow differently than Safeway, which limits its usefulness as a comparative measure. Free cash flow should not be considered as a measure of discretionary cash available to Safeway to invest in the growth of its business. Safeway compensates for these limitations by relying primarily on GAAP results and uses non-GAAP financial measures supplementally.

Free Cash Flow Reconciliation

$            Million 1998 1999 2000 2001 2002 2003

Net Cash Flow From Operating Activities $ 1,253 $ 1,488 $ 1,901 $ 2,232 $2,035 $1,610

Cash Paid For Property Additions (1,075) (1,334) (1,572) (1,793) (1,467) (936)

Proceeds From Sale Of Property 48 143 159 133 113 189

Other (14) (50) (68) (59) (42) (48)

Net Cash Flow Used For Investing

Activities, Excluding Acquisitions (1,042) (1,240) (1,481) (1,719) (1,396) (795)

Free Cash Flow $ 211 $248 $420 $512 $639 $815

Note: Numbers May Not Add Due To Rounding

Free Cash Flow Is Calculated As Net Cash Flow From Operating Activities Less Net Cash Flow Used By Investing Activities, Excluding Cash Paid In Acquisitions. Free Cash Flow Should Not Be Considered As An Alternative To Net Cash From Operating Activities Or Other Increases And Decreases In Cash As Shown On Safeway’s Consolidated Statement Of Cash Flows For The Periods Indicated. Other Companies May Calculate Free Cash Flow Differently Than Safeway.

Institutional Shareholder Services

April 2004

April 2004 1

Safe Harbor Language

This presentation may contain forward-looking statements. Such statements may relate to topics such as sales, gross margins, earnings growth, operating improvements, cost reduction, capital spending, acquisitions and dispositions, debt reduction, labor relations and other related subjects.

These statements are based on Safeway’s current plans and expectations and are subject to risks and uncertainties that could cause actual events and results to vary significantly from those implied by such statements. We ask you to refer to Safeway’s reports and filings with the SEC for a further discussion of these risks and uncertainties, including those set out under “forward-looking statements” in Safeway’s annual report to stockholders included in Safeway’s most recent form 10-K and subsequent quarterly reports on form 10-Q.

Attendees

Paul Hazen Independent Director

Steve Burd Chairman, President And CEO

Robert Edwards EVP And Chief Financial Officer

Larree Renda EVP—Retail Ops, HR, Public Affairs,

Labor And Government Relations

Robert Gordon SVP And General Counsel

Alan Miller Innisfree M&A

Jennifer Shotwell Innisfree M&A

Peter Comisar Goldman Sachs

Safeway Inc.

Carrs

Vancouver 75

Alberta 85

Winnipeg 56

Seattle 207

Portland 120

Northern California 262

Southern California Vons 326

Phoenix 114

Denver 143

Dominick’s Dominick’s 113

Genuardi’s Eastern 179

Texas Randall’s/ Tom Thumb 137

Casa Ley 108

2003 Sales $35.6 Billion

Operating Stores 1,817

Market Shares #1 And #2

Manufacturing Plants 34

Agenda

■ Committed To Creating Superior Shareholder Returns

■ Focused On Executing A Strategy To Address The Changing Competitive Environment

■ Committed To Excellent Corporate Governance

Creating Superior Shareholder Returns

■ Long-Term Returns To Shareholders Have Been Superior To The Market And Our Peer Group

■ Recent Share Price Performance Is In-Line With Our Peer Group

■ Safeway Continues To Operate With Industry-Leading Margins And Returns To Shareholders

Share Price Performance

Burd Tenure—October 1992—April 2004

Safeway

SWY 667%

S&P 500

S&P 239%

Supermarket Composite*

Comp 80%

*Supermarket Composite Consists Of Albertsons, Kroger, A&P, Ahold And Winn-Dixie

Recent Share Price Performance

April 1999—April 2004

S&P 500

S&P (15%)

Safeway

SWY (59%)

Supermarket Composite*

Comp (66%)

*Supermarket Composite Consists Of Albertsons, Kroger, A&P, Ahold And Winn-Dixie

Drivers Of Share Price Decline

■ Price/Earnings Multiple Decline

– A Marketplace Concern That Wal-Mart Will Dominate Food Retailing At The Expense Of Conventional Supermarkets

– Slow Down In Industry Consolidation

■ Softer Earnings Resulting From:

– Weaker Sales/Economy

– Escalating Employee Costs

Strong Cash Generation

Free Cash Flow*

$211 1998

$248 1999

$420 2000

$512 2001

$639 2002

$815 2003

*Net Cash Flow From Operating Activities Less Net Cash Flow Used By Investing Activities Excluding Cash Paid For Acquisitions

Agenda

■ Committed To Creating Superior Shareholder Returns

■ Focused On Executing A Strategy To Address The Changing Competitive Environment

■ Committed To Excellent Corporate Governance

Executing A Clear Strategy

■ Positioning For Long-Term Competitiveness

■ Creating A Superior Retail Offering

■ Securing A Long-Term Future For Our Employees, Customers And Shareholders

Executing A Clear Strategy

Positioning For Long-Term Competitiveness

■ Narrowing Price Gap With Discounters

■ Restructuring Labor Agreements

■ Reinventing Each Business Process

Creating A Superior Retail Offering

■ Differentiating With Superior Perishables

■ Moving From Best In Class To Legendary Service

■ Investing Capital To Support Differentiation

Competitive Pricing Strategy

? Narrow Price Gap With Discounters Over Time

– Lowering Regular Retail Prices

– Remaining Promotional

? Finance Price Reductions By:

– Restructuring Labor Contracts

– Executing Cost Reductions

– Driving ID Sales

Labor Cost Gap With Non-Union Competition

Cost Per Hour $12.00

Highest $8.59

Company Average $3.00

Lowest

Run Rate Hourly Savings Vs 2003

End Of Year 3

11% Current Employees

89% New Hires

Narrowing The Cost Gap*

Southern California Settlement*

Health Care

477 SoCal Before

370 Current Empl

104 New Hires

100 Mkt

Pension

269 SoCal Before

163 Current

100 New Hires

100 Mkt

Wages

170 SoCal Before

156 Current

122 New Hires

100 Mkt

*In 2003, Labor Costs Comprised 68% Of Safeway’s Total Operating Expenses **Indexed To Market = 100

Research Analysts Support Labor Strategy

“We continue to believe that SWY (along with ABS and KR) is doing the right thing to address its union labor cost structure in places like Southern California, despite the short-term costs.”

- Chuck Cerankosky, McDonald Investments (December 11, 2003)

“The [Southern California] strike resolution has helped the food retailers take a fairly significant step forward, in our view, in the quest to narrow the cost structure gap with Wal-Mart and other non-union operators.”

- Edouard Aubin, Deutsche Bank Securities (February 27, 2004)

“The re-negotiation of labor contracts with unions is necessary for the chain to attempt to combat [the Wal-Mart] threat over time… The recent agreement associated with the

Southern California contract (and the potential for upcoming contracts) … could provide enough cost savings for Safeway and should be a catalyst for the stock over the upcoming year.”

- J.P. Morgan Research (March 18, 2004)

Major New Cost Reduction Programs

Annual Value $Millions

$70 Project 1 2004-2005

$65 Project 2 2004-2005

$57 Project 3 2003-2005

$50 Project 4 2004-2005

Differentiate Offering With Quality Perishables

■ Meat Offer The Most Tender And Flavorful Meat

■ Produce Develop A Reputation For Having The Absolute Best Produce

■ Deli Operate The Best Delis With A Superior Meals Program

■ Bakery Operate The Best Supermarket Bakeries

■ Floral Develop A Floral Reputation That Is Second To None

Safeway = Quality

Differentiate Offering With Quality Perishables

■ Quality Improvements Result From Better

– Merchandising

– Product Quality

– Selection

– In-Store Environment

Before

After

Differentiate Offering With Quality Perishables

■ And Increased Organic Offering

■ Better Produce

Showing Early Signs of Success

Initial Successes

■ Consumer Reaction To Store Changes Has Been Overwhelmingly Positive

■ Sales Results Are Very Encouraging

■ Costs Of Remodels Are Falling Dramatically

New Food Service Items $            Millions

$48 2002

$122 2003

$415 2004E

$533 2005E

*3 Items

Capital Spending

$Billions

$1.3 ‘99

$1.6 ‘00

$1.8 ‘01

$1.5 ‘02

$0.9 ‘03

$1.3 ‘04F

$1.3 ‘05F

$1.3 ‘06F

$1.3 ‘07F

Customer Service Leadership 1Q04

Commanding Lead (> 20% Lead)

First Place (0-20% Lead)

Less Than First Place

Increasing Shareholder Value

Safeway ??Differentiated Offering

? Legendary Service

Core ??Improved In-Store Experience

Reduce Costs

- Labor Contracts

- Business Processes

Narrow Price Gap

Increase ID Sales

Improve Fixed Cost Leverage

Increase EPS & Cash Flow

Invest In Operations

Create New Jobs

Shareholder

Value

Agenda

■ Committed To Creating Superior Shareholder Returns

■ Focused On Executing A Strategy To Address The Changing Competitive Environment

■ Committed To Excellent Corporate Governance

Committed To Excellent Corporate Governance

■ Effective Oversight By An Experienced And Invested Board

■ Active Listening To Our Shareholders

■ Continuous Improvement Of Our Corporate Governance

Key Actions Already Taken

Board Issues

■ Board Will Be Declassified In 2005 (Subject To Shareholder Approval)

■ Established A 1% Shareholder Director Nomination Process

■ Adopted Process For Review Of Shareholder Communications To The Board

■ Installed A Process To Evaluate And Consider Any Shareholder Proposal That Receives Majority Shareholder Vote

■ Tightened The Definition Of Independence Beyond Current NYSE Requirements

■ Formalized The Existing Practice Of Regularly Scheduled Meetings Of Outside Directors

Key Actions Already Taken

Board Issues

■ Enhanced An Existing Code Of Business Conduct & Ethics

For Senior Executives

■ Adopted Corporate Governance Guidelines That Are Posted On Company Website

Takover Defenses

■ Instituted A Policy To Seek Shareholder Ratification If Board Adopts A Poison Pill

Audit Issues

■ Established Pre-Approval Policy For Audit And Non-Audit Fees

■ Formalized An Existing Whistleblower Policy

Sustaining A Culture Of Good Corporate Governance

■ Ensuring Board Independence

– Seven Of Nine Directors Are Independent By NYSE And Company Definition

– Six Of Nine Directors Are Independent By ISS Scoring:

“A Substantial Majority Of The Board Members Are Independent Outsiders. We Commend The Company For Its High Degree Of Board Independence… We Support

The Independent Nature Of The Key Board Committees, Which Include No Insiders Or Affiliated Outsiders” - ISS Report, May 2003

– Actively Listening To Our Shareholders And Other Constituencies To Ensure Continued Independent Oversight

■ Continuing To Encourage Significant Equity Ownership By Board Members And Executive Officers (Currently 4.7%)

■ Strengthening Process To Address Shareholder Communications, Director Nominations And Proposals Receiving Majority Votes

Highlights

■ Committed To Creating Superior Shareholder Returns

■ Focused On Executing A Strategy To Address The Changing Competitive Environment

■ Committed To Excellent Corporate Governance

Institutional Shareholder Services

April 2004

SAFEWAY INC.

Appendix

April 2004